News Release

Aflac Incorporated Announces Second Quarter Results,
Reports Second Quarter Net Earnings of $1.8 Billion,
Declares Third Quarter Cash Dividend

COLUMBUS, Ga. - July 31, 2024 - Aflac Incorporated (NYSE: AFL) today reported its second quarter results.

Total revenues were $5.1 billion in the second quarter of 2024, compared with $5.2 billion in the second quarter of 2023. Net earnings were $1.8 billion, or $3.10 per diluted share, compared with $1.6 billion, or $2.71 per diluted share a year ago.

Net earnings in the second quarter of 2024 included net investment gains of $696 million, or $1.23 per diluted share, compared with net investment gains of $555 million, or $0.92 per diluted share a year ago. These net investment gains were driven by net gains of $649 million on certain derivatives and foreign currency activities; net gains from sales and redemptions of $55 million; and an $11 million gain from an increase in the fair value of equity securities, offset by a $19 million net increase in credit losses.

Adjusted earnings* in the second quarter were $1.0 billion, compared with $954 million in the second quarter of 2023, reflecting an increase of 8.5%. Adjusted earnings per diluted share* increased 15.8% to $1.83 in the quarter. Variable investment income ran nearly $1 million above the company's long-term return expectations. Net investment income included $20 million, or $0.03 per share, from a make-whole call of a security in the Japan segment. The weaker yen/dollar exchange rate negatively impacted adjusted earnings per share by $0.07.

The average yen/dollar exchange rate in the second quarter of 2024 was 155.70, or 11.7% weaker than the average rate of 137.53 in the second quarter of 2023. For the first six months, the average exchange rate was 152.30, or 11.4% weaker than the rate of 134.97 a year ago.

Shareholders’ equity was $26.0 billion, or $46.40 per share, at June 30, 2024, compared with $20.4 billion, or $34.30 per share, at June 30, 2023. Shareholders’ equity at the end of the second quarter included a cumulative increase of $1.4 billion for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative decrease of $5.1 billion at June 30, 2023 and a net unrealized gain on investment securities and derivatives of $379 million, compared with a net unrealized gain of $2.0 billion at June 30, 2023. Shareholders’ equity at the end of the second quarter also included an unrealized foreign currency translation loss of $5.1 billion, compared with an unrealized foreign currency translation loss of $4.2 billion at June 30, 2023. The annualized return on average shareholders’ equity in the second quarter was 28.3%.

For the first six months of 2024, total revenues were up 6.0% to $10.6 billion, compared with $10.0 billion in the first half of 2023. Net earnings were $3.6 billion, or $6.35 per diluted share, compared with $2.8 billion, or $4.64 per diluted share, for the first six months of 2023. Adjusted earnings for the first half of 2024 were $2.0 billion, or $3.49 per diluted share, compared with $1.9 billion, or $3.13 per diluted share, in 2023. Excluding the negative impact of $0.14 per share from the weaker yen/dollar exchange rate, adjusted earnings per diluted share increased 16.0% to $3.63 for the first six months of 2024.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $29.3 billion, or $52.26 per share at June 30, 2024, compared with $27.8 billion, or $46.61 per share, at June 30, 2023. The annualized adjusted return on equity excluding foreign currency impact* in the second quarter was 14.8%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥267.3 billion for the quarter, or 5.7% lower than a year ago, mainly due to the prior year reinsurance transactions and limited-pay policies reaching paid-up status. Adjusted net investment income increased 28.4% to ¥113.0 billion, mainly due to the favorable impact of the weakening yen on U.S. dollar investments, lower hedge costs, higher variable investment income and call income. Total adjusted revenues in yen increased 2.3% to ¥381.2 billion. Pretax adjusted earnings in yen for the quarter increased 18.6% on a reported basis to ¥134.5 billion, primarily due to higher net investment income, as well as lower benefits and expenses during the quarter, partially offset by lower net earned premiums. Pretax adjusted earnings increased 10.6% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment increased to 35.3%, compared with 30.4% a year ago.

For the first six months, net earned premiums in yen were ¥537.2 billion, or 5.8% lower than a year ago. Adjusted net investment income increased 24.1% to ¥209.5 billion. Total adjusted revenues in yen were up 1.0% to ¥748.8 billion. Pretax adjusted earnings were ¥255.1 billion, or 17.2% higher than a year ago.

In dollar terms, net earned premiums decreased 16.9% to $1.7 billion in the second quarter. Adjusted net investment income increased 13.8% to $725 million. Total adjusted revenues declined by 9.7% to $2.4 billion. Pretax adjusted earnings increased 5.1% to $864 million.

For the first six months, net earned premiums in dollars were $3.5 billion, or 16.6% lower than a year ago. Adjusted net investment income increased 10.1% to $1.4 billion. Total adjusted revenues were down 10.6% to $4.9 billion. Pretax adjusted earnings were $1.7 billion, or 4.0% higher than a year ago.

For the quarter, total new annualized premium sales (sales) increased 4.5% to ¥16.8 billion, or $108 million, primarily reflecting sales of the new first sector product. For the first six months, total new sales increased 0.1% to ¥29.4 billion, or $192 million.

AFLAC U.S.

Aflac U.S. net earned premiums increased 2.1% to $1.5 billion in the second quarter compared to the prior year, reflecting continued improvement in persistency. Adjusted net investment income increased 7.4% to $218 million, largely due to a shift to higher-yielding fixed-income investments and higher variable investment income. Total adjusted revenues were up 1.3% to $1.7 billion. Pretax adjusted earnings were $383 million, 3.8% higher than a year ago, primarily due to higher revenue and lower expenses offset by higher benefits. The pretax adjusted profit margin for the U.S. segment was 22.7%, compared with 22.2% a year ago.

For the first six months, net earned premiums increased 2.7% to $2.9 billion. Adjusted net investment income increased 6.0% to $424 million. Total adjusted revenues were up 1.8% to $3.4 billion. Pretax adjusted earnings were $739 million, or 2.5% higher than a year ago.

Aflac U.S. sales increased 2.0% in the quarter to $331 million, largely driven by premier group life, absence management and disability products as well as improved sales in individual voluntary benefits. For the first half of the year, total new sales decreased 1.6% to $629 million.

CORPORATE AND OTHER

For the quarter, total adjusted revenues increased 77.9% to $249 million compared to the prior year primarily due to reinsurance transactions in the fourth quarter of 2023 resulting in an increase to both total net earned premiums and adjusted net investment income, which also increased due to a lower volume of tax credit investments. Total benefits and adjusted expenses increased $35 million compared to the prior year primarily as a result of the increased reinsurance activity. Pretax adjusted earnings were a gain of $23 million, compared with a loss of $52 million a year ago.

For the first six months, total adjusted revenues increased 85.4% to $497 million. Pretax adjusted earnings were a gain of $21 million, compared with a loss of $58 million a year ago.

DIVIDEND AND CAPITAL RETURNED TO SHAREHOLDERS

The board of directors declared the third quarter dividend of $0.50 per share, payable on September 2, 2024 to shareholders of record at the close of business on August 21, 2024.

In the second quarter, Aflac Incorporated deployed $800 million in capital to repurchase 9.3 million of its common shares. At the end of June 2024, the company had 59.2 million remaining shares authorized for repurchase.

OUTLOOK

Commenting on the company’s results, Aflac Incorporated Chairman, Chief Executive Officer and President Daniel P. Amos stated: "Aflac delivered very solid earnings for the quarter and the first six months. We have continued to actively concentrate on generating profitable growth in the U.S. and Japan with new products and distribution strategies. We believe our strategy will continue to create long-term value for shareholders.

"Looking at our operations in Japan, we have continued to focus on third sector products as well as introducing these policies to new and younger customers. While still in the very early stages, we were pleased with the initial introduction of our latest life insurance product that offers an asset formation component and a nursing care option. This drove the 4.5% sales increase for the quarter and put us back on track for the year, along with sales campaigns celebrating our 50 years in Japan. This approach is in line with our strategy of connecting with younger customers to meet their financial protection needs through different life stages.

"In the U.S., we achieved 2% sales growth for the quarter, which is a welcome result as we enter the second half of the year, which tends to be the heaviest enrollment period. At the same time, we continue to focus on more profitable growth by exercising a stronger underwriting discipline. As a result, we are seeing improvement in both net earned premiums and persistency. We continue our prudent approach to expense management and maintaining a strong pretax margin.

"We continue to generate strong capital and cash flows while maintaining our commitment to prudent liquidity and capital management. We have been very pleased with our investment portfolio's performance, as it continues to produce strong net investment income with minimal losses and impairments. We treasure our track record of 41 consecutive years of dividend growth and remain committed to extending it, supported by our financial strength. In the quarter, we repurchased a record $800 million in shares and intend to continue our balanced approach of investing in growth and driving long-term operating efficiencies."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for more than 68 years to millions of policyholders and customers through its subsidiaries in the U.S. and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance in terms of policies in force. The company takes pride in being there for its policyholders when they need us most, as well as being included in the World’s Most Ethical Companies by Ethisphere for 18 consecutive years (2024), Fortune’s World’s Most Admired Companies for 23 years (2024) and Bloomberg’s Gender-Equality Index for the fourth consecutive year (2023). In addition, the company became a signatory of the Principles for Responsible Investment (PRI) in 2021 and has been included in the Dow Jones Sustainability North America Index (2023) for 10 years. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/espanol. Investors may learn more about Aflac Incorporated and its commitment to corporate social responsibility and sustainability at investors.aflac.com under “Sustainability.”

1 LIMRA 2023 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s financial supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on August 1, 2024.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2024	2023	% Change
Total revenues	$5,138	$5,172	(0.7)%
Benefits and claims, net	1,921	2,098	(8.4)
Total acquisition and operating expenses	1,198	1,249	(4.1)
Earnings before income taxes	2,019	1,825	10.6
Income taxes	264	191
Net earnings	$1,755	$1,634	7.4%
Net earnings per share – basic	$3.11	$2.72	14.3%
Net earnings per share – diluted	3.10	2.71	14.4
Shares used to compute earnings per share (000):
Basic	564,573	600,742	(6.0)%
Diluted	566,838	602,929	(6.0)
Dividends paid per share	$0.50	$0.42	19.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2024	2023	% Change
Total revenues	$10,575	$9,972	6.0%
Benefits and claims, net	3,932	4,247	(7.4)
Total acquisition and operating expenses	2,453	2,558	(4.1)
Earnings before income taxes	4,190	3,167	32.3
Income taxes	556	345
Net earnings	$3,634	$2,822	28.8%
Net earnings per share – basic	$6.38	$4.66	36.9%
Net earnings per share – diluted	6.35	4.64	36.9
Shares used to compute earnings per share (000):
Basic	569,730	605,945	(6.0)%
Diluted	572,160	608,411	(6.0)
Dividends paid per share	$1.00	$0.84	19.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

JUNE 30,	2024	2023	% Change
Assets:
Total investments and cash	$107,629	$116,463	(7.6)%
Deferred policy acquisition costs	8,550	8,860	(3.5)
Other assets	3,989	5,303	(24.8)
Total assets	$120,168	$130,626	(8.0)%
Liabilities and shareholders’ equity:
Policy liabilities	$77,353	$93,807	(17.5)%
Notes payable and lease obligations	7,430	7,087	4.8
Other liabilities	9,338	9,293	0.5
Shareholders’ equity	26,047	20,439	27.4
Total liabilities and shareholders’ equity	$120,168	$130,626	(8.0)%
Shares outstanding at end of period (000)	561,369	595,969	(5.8)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that are outside of management’s control because they tend to be driven by general economic conditions and events or are related to infrequent activities not directly associated with insurance operations. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest from derivatives associated with notes payable but excluding any non-recurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the contractual term of the derivative. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less AOCI as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value including unrealized foreign currency translation gains and losses is adjusted book value plus unrealized foreign currency translation gains and losses. Adjusted book value including unrealized foreign currency translation gains and losses per common share is adjusted book value plus unrealized foreign currency translation gains and losses at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value including unrealized foreign currency translation gains and losses, and its related per share financial measure, important as they exclude certain components of AOCI, which fluctuate due to market movements that are outside management's control; however, it includes the impact of foreign currency as a result of the significance of Aflac’s Japan operation. The most comparable U.S. GAAP financial measures for adjusted book value including unrealized foreign currency translation gains and losses and adjusted book value including unrealized foreign currency translation gains and losses per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED JUNE 30,	2024	2023	% Change

Net earnings	$1,755	$1,634	7.4%

Items impacting net earnings:
Adjusted net investment (gains) losses	(749)	(651)
Other and non-recurring (income) loss	—	(35)
Income tax (benefit) expense on items excluded from adjusted earnings	29	5

Adjusted earnings	1,035	954	8.5%
Current period foreign currency impact [1]	37	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$1,072	$954	12.4%

Net earnings per diluted share	$3.10	$2.71	14.4%

Items impacting net earnings:
Adjusted net investment (gains) losses	(1.32)	(1.08)
Other and non-recurring (income) loss	—	(0.06)
Income tax (benefit) expense on items excluded from adjusted earnings	0.05	0.01

Adjusted earnings per diluted share	1.83	1.58	15.8%
Current period foreign currency impact [1]	0.07	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [2]	$1.89	$1.58	19.6%
1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

SIX MONTHS ENDED JUNE 30,	2024	2023	% Change

Net earnings	$3,634	$2,822	28.8%

Items impacting net earnings:
Adjusted net investment (gains) losses	(1,758)	(859)
Other and non-recurring (income) loss	2	(35)
Income tax (benefit) expense on items excluded from adjusted earnings	118	(21)

Adjusted earnings	1,996	1,907	4.7%
Current period foreign currency impact [1]	81	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$2,077	$1,907	8.9%

Net earnings per diluted share	$6.35	$4.64	36.9%

Items impacting net earnings:
Adjusted net investment (gains) losses	(3.07)	(1.41)
Other and non-recurring (income) loss	—	(0.06)
Income tax (benefit) expense on items excluded from adjusted earnings	0.21	(0.03)

Adjusted earnings per diluted share	3.49	3.13	11.5%
Current period foreign currency impact [1]	0.14	N/A
Adjusted earnings excluding current period foreign currency impact [2]	$3.63	$3.13	16.0%
1 Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2024	2023	% Change

Net investment (gains) losses	$(696)	$(555)	25.4%

Items impacting net investment (gains) losses:
Amortized hedge costs	(7)	(63)
Amortized hedge income	34	38
Net interest income (expense) from derivatives associated with certain investment strategies	(89)	(79)
Impact of interest from derivatives associated with notes payable[1]	9	8

Adjusted net investment (gains) losses	$(749)	$(651)	15.1%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED JUNE 30,	2024	2023	% Change

Net investment income	$1,095	$999	9.6%

Items impacting net investment income:
Amortized hedge costs	(7)	(63)
Amortized hedge income	34	38
Net interest income (expense) from derivatives associated with certain investment strategies	(89)	(79)

Adjusted net investment income	$1,033	$892	15.8%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2024	2023	% Change

Net investment (gains) losses	$(1,647)	$(678)	142.9%

Items impacting net investment (gains) losses:
Amortized hedge costs	(13)	(122)
Amortized hedge income	62	67
Net interest income (expense) from derivatives associated with certain investment strategies	(177)	(148)
Impact of interest from derivatives associated with notes payable[1]	17	22

Adjusted net investment (gains) losses	$(1,758)	$(859)	104.7%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

SIX MONTHS ENDED JUNE 30,	2024	2023	% Change

Net investment income	$2,095	$1,942	7.9%

Items impacting net investment income:
Amortized hedge costs	(13)	(122)
Amortized hedge income	62	67
Net interest income (expense) from derivatives associated with certain investment strategies	(177)	(148)

Adjusted net investment income	$1,967	$1,736	13.3%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

JUNE 30,	2024	2023	% Change
U.S. GAAP book value	$26,047	$20,439
Less:
Unrealized foreign currency translation gains (losses)	(5,091)	(4,249)
Unrealized gains (losses) on securities and derivatives	379	1,953
Effect of changes in discount rate assumptions	1,425	(5,059)
Pension liability adjustment	(5)	17
Total AOCI	(3,292)	(7,338)
Adjusted book value	$29,339	$27,777
Add:
Unrealized foreign currency translation gains (losses)	(5,091)	(4,249)
Adjusted book value including unrealized foreign currency translation gains (losses)	$24,248	$23,528

Number of outstanding shares at end of period (000)	561,369	595,969

U.S. GAAP book value per common share	$46.40	$34.30	35.3%
Less:
Unrealized foreign currency translation gains (losses) per common share	(9.07)	(7.13)
Unrealized gains (losses) on securities and derivatives per common share	0.68	3.28
Effect of changes in discount rate assumptions per common share	2.54	(8.49)
Pension liability adjustment per common share	(0.01)	0.03
Total AOCI per common share	(5.86)	(12.31)
Adjusted book value per common share	$52.26	$46.61	12.1%
Add:
Unrealized foreign currency translation gains (losses) per common share	(9.07)	(7.13)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$43.19	$39.48	9.4%

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED JUNE 30,	2024	2023
U.S. GAAP ROE - Net earnings[1]	28.3%	32.5%
Impact of excluding unrealized foreign currency translation gains (losses)	(4.8)	(4.7)
Impact of excluding unrealized gains (losses) on securities and derivatives	0.7	1.9
Impact of excluding effect of changes in discount rate assumptions	—	(5.9)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(4.1)	(8.7)
U.S. GAAP ROE - less AOCI	24.2	23.8
Differences between adjusted earnings and net earnings[2]	(9.9)	(9.9)
Adjusted ROE - reported	14.3	13.9
Less: Impact of foreign currency[3]	(0.5)	N/A
Adjusted ROE, excluding impact of foreign currency	14.8	13.9
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

SIX MONTHS ENDED JUNE 30,	2024	2023
U.S. GAAP ROE - Net earnings[1]	30.3%	27.8%
Impact of excluding unrealized foreign currency translation gains (losses)	(4.9)	(4.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	0.8	0.6
Impact of excluding effect of changes in discount rate assumptions	(0.6)	(3.6)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(4.7)	(7.0)
U.S. GAAP ROE - less AOCI	25.6	20.8
Differences between adjusted earnings and net earnings[2]	(11.5)	(6.7)
Adjusted ROE - reported	14.0	14.0
Less: Impact of foreign currency[3]	(0.6)	N/A
Adjusted ROE, excluding impact of foreign currency	14.6	14.0
1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2024	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(6.9)%	(0.1)%
Adjusted net investment income[4]	15.8	19.3
Total benefits and expenses	(7.8)	(1.0)
Adjusted earnings	8.5	12.4
Adjusted earnings per diluted share	15.8	19.6
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2024	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(6.6)%	0.1%
Adjusted net investment income[4]	13.3	16.7
Total benefits and expenses	(6.6)	—
Adjusted earnings	4.7	8.9
Adjusted earnings per diluted share	11.5	16.0
1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com